PERSPECTIVE ADVISORY II ℠ (09/17)
INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA790NY)

Jackson National Life Insurance Company of New York®

JACKSON® NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-599-5651
Bank or Financial Institution Customer Care: 888-464-7779
Fax: 888-576-8383
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable)

Jackson of NY® pre-assigned Contract Number (if applicable)

Primary Owner

- **PLEASE PRINT CLEARLY**
- Please see the Good Order Checklist for additional requirements.

Type of Ownership:

☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

For entity owned, tax qualified contracts (except for Trust owned), the entity owner's W-9 or substitute W-9 should be on file prior to taking a distribution. If not, the distribution may require mandatory Foreign Withholding.

Social Security Number or Tax ID Number

Phone Number (include area code)

U.S. Citizen ☐ Yes ☐ No

Country of Residence

Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy)

Email Address (print clearly)

First Name

Middle Name

Last Name

Non-Natural Owner/Entity Name (if applicable)

Physical Address Line 1 (No P.O. Boxes)

Physical Address Line 2

Physical Address City

State

ZIP

Mailing Address Line 1

Mailing Address Line 2

Mailing Address City

State

ZIP

NVDA 790 09/17

Page 1 of 12

NV790 09/17

Page 2 of 12 NV790 09/17 LONG-TERM SMART NVDA 790 09/17 First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Country of Residence First Name Middle Name Last Name Social Security Number Country of Residence Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Date of Birth (mm/dd/yyyy) Contingent Annuitant No Joint Annuitant First Name Middle Name Last Name Relationship to Primary Annuitant Social Security Number Phone Number (include area code) Sex Male FemaleU.S. Citizen Yes No Physical Address Line 1 (No P.O. Boxes) Physical Address City State ZIP Physical Address Line 2 Country of Residence Joint Owner Primary Annuitant Joint/Contingent Annuitant Phone Number (include area code) (mm/dd/yyyy)Date of Birth Email Address (print clearly)Date of Birth (mm/dd/yyyy) Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Contingent Annuitant must be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspondence and required documentation will be sent to the address of the Primary Owner.

LONG-TERM SMART

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be **whole numbers** and **must** total 100% for each beneficiary type.
If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.

- Please use form N3041 for additional beneficiaries.

☐ Primary | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Physical Address Line 1 (No P.O. Boxes) | Physical Address Line 2

Physical Address City | State | ZIP

NVDA 790 09/17 Page 3 of 12 **NV790 09/17**

LONG-TERM SMART

Annuity Type

☐ Non-Tax Qualified ☐ IRA - Traditional* ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ____

*Tax Contribution Year(s) and Amounts:

Year: ____ $ ____ Year: ____ $ ____

Premium Payment

External Transfers: The Request for Transfer or Exchange of Assets form (N3783) must be submitted if Jackson of NY is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (N4250) and submit with application.

Select method of payment and note approximate amount:

Check Attached $ ____ Check In Transit $ ____ Wire $ ____

Anticipated total amount from internal transfer(s) $ ____

Anticipated total amount from external transfer(s) **to be requested by Jackson of NY** $ ____

Anticipated total amount from external transfer(s) **to be requested by Advisor or Owner (Jackson of NY will NOT request funds)** $ ____

If Jackson of NY is NOT requesting funds, please provide the following information:

Company releasing funds	Account number	Maturity date	Transfer type	Anticipated transfer amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Statement Regarding Replacement of Existing Policies or Annuity Contracts

It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson National Life Insurance Company of New York (Jackson of NY) pre-assigned Contract number.

Do you intend to replace an existing life insurance policy or annuity contract? ☐ **No** ☐ **Yes**

Jackson of NY pre-assigned Contract number: ____

Please complete all necessary forms as required by New York Regulation 60.

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

____

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

NVDA 790 09/17 Page 4 of 12 **NV790 09/17**

LONG-TERM SMART

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section can participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (NV5675).

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 10.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation section using the frequency and start date below. If both frequency and start date are left blank, Automatic Rebalancing will not be established.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ________ **OR** ☐ Immediately after issue.

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th.

DCA (Dollar Cost Averaging)

☐ This request is to establish the Dollar Cost Averaging option.

If DCA is selected, the Systematic Investment Form (NV5675) must be attached and completed for "Good Order."

Premium Allocation

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

%	Traditional Investments – Equity Investments	
	JNL® Multi-Manager Mid Cap	(529)
	JNL Multi-Manager Small Cap Growth	(450)
	JNL Multi-Manager Small Cap Value	(495)
	JNL S&P 500® Index	(553)
	JNL/American Funds® Balanced	(473)
	JNL/American Funds Blue Chip Income and Growth	(503)
	JNL/American Funds Growth	(587)
	JNL/American Funds Growth-Income	(506)
	JNL/BlackRock Large Cap Select Growth	(436)
	JNL/The Boston Company Equity Income	(599)
	JNL/ClearBridge Large Cap Growth	(532)

%	Traditional Investments – Equity Investments (cont. from previous column)	
	JNL/DFA U.S. Core Equity	(449)
	JNL/DFA U.S. Small Cap	(588)
	JNL/Franklin Templeton Founding Strategy	(538)
	JNL/Franklin Templeton Income	(430)
	JNL/Franklin Templeton Mutual Shares	(497)
	JNL/Invesco Diversified Dividend	(541)
	JNL/Invesco Mid Cap Value	(465)
	JNL/Invesco Small Cap Growth	(482)
	JNL/JPMorgan MidCap Growth	(435)
	JNL/The London Company Focused U.S. Equity	(600)
	JNL/Mellon Capital Dow℠ Index	(579)

%	Traditional Investments – Equity Investments (cont. from previous column)	
	JNL/Mellon Capital Nasdaq® 100 Index	(426)
	JNL/Mellon Capital S&P® 400 MidCap Index	(458)
	JNL/Mellon Capital S&P 1500 Growth Index	(545)
	JNL/Mellon Capital S&P 1500 Value Index	(546)
	JNL/Mellon Capital Small Cap Index	(462)
	JNL/MFS Mid Cap Value	(496)
	JNL/PPM America Mid Cap Value	(417)
	JNL/PPM America Small Cap Value	(418)
	JNL/PPM America Value Equity	(440)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

NVDA 790 09/17 Page 5 of 12 **NV790 09/17**

LONG-TERM SMART (continued from page 5)Premium Allocation NVDA 790 09/17 Page 6 of 12 NV790 09/17 % Traditional Investments Specialty % Traditional Investments International % Traditional Investments Sector Equity Investments (cont. from previous page) % Traditional Investments (445) JNL/T. Rowe Price Established Growth JNL/T. Rowe Price Mid-Cap Growth JNL/T. Rowe Price Value (446) (472) (558) (559) (562) JNL/Vanguard Capital Growth Equity Income JNL/Vanguard JNL/Vanguard Small Company Growth JNL/Vanguard U.S. Stock Market Index (563) JNL/WMC JNL/WMC (438) (476) JNL/American Funds Global Growth (586) (505) (507) (508) (460) (591) (500) (419) JNL/American Funds Global Small Capitalization JNL/American Funds International JNL/American Funds New World JNL/Causeway Value Select JNL/Epoch Global Shareholder International Yield JNL/Franklin Templeton International Small Cap Growth JNL/Franklin Templeton Global International (cont. from previous column) % Traditional Investments JNL/GQG Emerging Markets (539)Equity JNL/Harris Oakmark Global Equity (540) JNL/Lazard Emerging Markets International Strategic JNL/Lazard Equity JNL/Mellon Capital Emerging Markets Index JNL/Mellon Capital International Index JNL/Mellon Capital MSCI World Index JNL/Oppenheimer Global Growth JNL/Vanguard International JNL/Vanguard International Stock Market Index JNL/WCM Focused International Equity (676) (564) (560) (474) (580) (463) (519) (593) (432) (537) JNL/Invesco International Growth (447) JNL/Mellon Capital Consumer Discretionary Sector JNL/Mellon Capital Consumer Staples Sector JNL/Mellon Capital Energy Sector JNL/Mellon Capital Financial Sector JNL/Mellon Capital Healthcare Sector JNL/Mellon Capital Industrials Sector JNL/Mellon Capital Information Technology JNL/Mellon Capital Materials Sector JNL/Mellon Capital Real Estate Sector JNL/Mellon Capital Telecommunications JNL/Mellon Capital Utilities Sector Sector Sector (489) (547) (488) (487) (486) (548) (485) (549) (551) (490) (554) JNL/DoubleLine CAPE JNL/Mellon Capital JNL 5 JNL/Mellon Capital MSCI KLD 400 Social Index JNL/Mellon Capital S&P SMid 60 JNL/S&P 4 JNL/S&P Competitive JNL/S&P Income & Growth JNL/S&P Intrinsic Value JNL/S&P JNL/S&P (493) (544) (501) (677) (422) (423) (424) (425) (523) Advantage Dividend JNL/S&P International 5 (570) Total Yield Mid 3 Shiller Enhanced Balanced Value Total number of allocation selections may not exceed 99. Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

Premium Allocation Page 7 of 12 NV790 09/17 LONG-TERM SMART NVDA 790 09/17 (continued from pages 5 and 6) % Fixed Account Options % Traditional Investments Fixed Income 3-Year 1-Year 5-Year 7-Year (041) (043) (045) (047) % Alternative Investments Alternative Assets % Alternative Investments Alternative Strategies % Tactically Managed Strategies % Asset Allocation (cont. from previous column) % Asset Allocation JNL/American Funds Global Bond JNL/Crescent High Income JNL/DoubleLine Core Fixed Income JNL/DoubleLine Emerging Markets JNL/DoubleLine Total Return Fixed Income JNL/Franklin Templeton Global Multisector Bond JNL/Goldman Sachs Core Plus Bond JNL/JPMorgan U.S. Government & Quality Bond JNL/Mellon Capital Bond Index JNL/Neuberger Berman Strategic Income JNL/PIMCO Credit Income JNL/PIMCO Income JNL/PIMCO Real Return JNL/PPM America Floating Rate Income JNL/PPM America High Yield Bond JNL/PPM America Total Return JNL/T. Rowe Price Short-Term Bond JNL/WMC Government JNL/Vanguard Global Bond Market Index (504) (533) (461) (536) (589) (518) (444) (443) (466) (522) (596) (555) (433) (556) (491) (557) (431) (565) (441) JNL/Brookfield Global Infrastructure (517) JNL/AQR Large Cap Relaxed Constraint Equity JNL/Boston Partners Global Long Short Equity JNL/Eaton Vance Global Macro Absolute Return Advantage and MLP JNL/FAMCO Flex Core (499) (531) (590) (592) (594) (595) (597) (569) JNL/Neuberger Berman Currency JNL/Nicholas Convertible Arbitrage JNL/PPM America Long Short Credit JNL/Westchester Capital Event Driven JNL Tactical ETF Moderate JNL Tactical ETF Moderate Growth JNL Tactical ETF Growth JNL/BlackRock Global Allocation JNL/FPA + DoubleLine Flexible Allocation JNL/T. Rowe Price Capital Appreciation (583) (584) (585) (509) (409) (598) JNL Institutional Alt 25 JNL Institutional Alt 50 JNL Conservative Allocation JNL Moderate Allocation JNL Moderate Growth Allocation JNL Growth Allocation JNL Aggressive Growth Allocation (524) (525) (581) (582) (576) (577) (578) JNL/American Funds Moderate Growth JNL/American Funds Growth Allocation JNL/DFA Moderate Growth JNL/DFA Growth Allocation Allocation Allocation JNL/S&P Conservative JNL/S&P Managed Moderate JNL/S&P Growth JNL/S&P Managed Growth JNL/S&P Growth JNL/Vanguard Moderate Allocation Moderate Growth JNL/Vanguard Allocation JNL/Vanguard Growth Allocation (526) (527) (535) (534) (571) (572) (573) (574) (575) (566) (567) (568) Money Market Managed Managed Moderate Managed Aggressive Covered Call Tell us how you want your annuity Premiums invested. Whole percentages only. TOTAL ALLOCATION MUST EQUAL 100%. NOTE: The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives. Total number of allocation selections may not exceed 99.

LONG-TERM SMART

Optional Guaranteed Minimum Withdrawal Benefits

- Once selected optional benefits cannot be changed.
- **Optional GMWBs: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** For Life GMWB or GMWB.

LifeGuard Freedom Flex® [1]

For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Option for Good Order.

Bonus%: AND **Income Stream℠ Option (GAWA%)** [2]**:**

Bonus%	Income Stream Option
☐ 5%	☐ Income Stream Max
☐ 6%	☐ Income Stream Plus
☐ 7%	☐ Income Stream Value

LifeGuard Freedom Flex DB NY [1,6]

For Life GMWB with 6% Bonus, Annual Step-Up, and Highest Anniversary Value Death Benefit (Ages 35-72)

Income Stream Option (GAWA%) [2]**:** (**Must** select one)

☐ Income Stream Max

☐ Income Stream Plus

☐ Income Stream Value

LifeGuard Freedom Flex w/ Joint Option [1,3,4,5]

Joint For Life GMWB with Annual Step-Up (Ages 35-80)

! **Must** select both a Bonus and Income Stream Option for Good Order.

Bonus%: AND **Income Stream Option (GAWA%)** [2]**:**

Bonus%	Income Stream Option
☐ 5%	☐ Income Stream Plus
☐ 6%	☐ Income Stream Value

LifeGuard Freedom Net® [1]

For Life GMWB with 6% Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Option (GAWA%) [2]**:** (**Must** select one)

☐ Income Stream Max

☐ Income Stream Plus

☐ Income Stream Value

☐ MarketGuard Stretch® [7]

GMWB (Ages 0-80)

Original Owner's Date of Death (mm/dd/yyyy)

____

LifeGuard Freedom Net w/ Joint Option [1,3,4,5]

Joint For Life GMWB with 6% Bonus, Annual Step-Up, and Earnings-Sensitive Withdrawal Amount (Ages 35-80)

Income Stream Option (GAWA%) [2]**:** (**Must** select one)

☐ Income Stream Plus

☐ Income Stream Value

¹ May not be selected on beneficiary Stretches or Non-Qualified Stretches.
² Availability of the Income Stream Options (Guaranteed Annual Withdrawal Amount percentage (GAWA%) table options) are subject to change. Please consult your representative for availability. Varying charges apply.
³ For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on page 2 (including the "Relationship to Owner" box) is properly completed.
⁴ For Qualified plans, excluding custodial accounts, 100% primary spousal Beneficiary designation is required. Please ensure the Primary Beneficiary section on page 3 (including the "Relationship to Owner" box) is properly completed.
⁵ For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
⁶ May not be selected in combination with an Optional Guaranteed Minimum Death Benefit on page 9.
⁷ May only be selected on beneficiary Stretches and Non-Qualified Stretches. May not be selected in combination with an Optional Guaranteed Minimum Death Benefit on page 9.

If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 11.

Optional Benefits are continued on page 9

NVDA 790 09/17 Page 8 of 12 **NV790 09/17**

LONG-TERM SMART

Optional Guaranteed Minimum Death Benefits

- If no Optional GMDB is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- Once selected optional benefits cannot be changed.
- **Optional GMDBs: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

May select only **one** GMDB.

☐ **Return of Premium Guaranteed Minimum Death Benefit** [1] (Ages 0-80)

☐ **Highest Anniversary Value Guaranteed Minimum Death Benefit** [1] (Ages 0-79)

[1] May not be selected on beneficiary Stretches, Non-Qualified Stretches or in combination with LifeGuard Freedom Flex DB NY or MarketGuard Stretch on page 8.

Telephone/Electronic Transfer Authorization

- **If no election is made, Jackson of NY will default to "No."**
- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Advisor, subject to Jackson of NY's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

I (We) release Jackson of NY, its affiliates, subsidiaries, and agents from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

NVDA 790 09/17 Page 9 of 12 **NV790 09/17**

LONG-TERM SMART

Authorized Caller

- This authorization is not extended to Telephone/ Electronic Transfer Authorization.

If you want to authorize an individual other than your Advisor to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

Electronic Delivery Authorization

- If no election is made, Jackson of NY will default to "No."
- **Selection of "ALL DOCUMENTS" excludes quarterly statements.**
- Please provide one email address and print clearly.
- If you authorize Electronic Delivery but do not provide an email address or the address is illegible, Electronic Delivery will not be initiated.

Do you consent to Electronic Delivery of documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semiannual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ____________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson of NY's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

Notice to Applicant

This application will be attached to and made part of the Contract.

Important Information related to Systematic Investments:
Systematic Investing does not ensure a profit or protect against loss in a declining market. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options.

NVDA 790 09/17 Page 10 of 12 **NV790 09/17**

Client Acknowledgments Page 11 of 12 NV790 09/17 LONG-TERM SMART NVDA 790 09/17 Notice to Applicant (continued from page 10) 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 4. I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed. 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. To the best of my (our) knowledge and belief the Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be re-determined each Redetermination Date. The re-determined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to a Market Value Adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and may not accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis if the yield on investment would not support the minimum interest rate guaranteed under the Fixed Account(s). Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 8. A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for Owners whose primary objective is to take maximum advantage of the tax deferral available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to Required Minimum Distributions (RMDs) imposed by the IRS. Some withdrawals necessary to satisfy RMDs may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of RMDs. Please consult a tax advisor. If you make subsequent Premium payments, we will allocate them in the same way as your Contract's first Premium payment unless you tell us otherwise. Please refer to the current prospectus for complete information regarding your elected GMWB, including how additional Premium payments increase your Guaranteed Withdrawal Balance (GWB), as each GMWB works differently. Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and GWB. You may not be able to change the Owner, Joint Owner, Annuitants, or primary spousal Beneficiary, depending on which GMWB you have selected. Jackson of NY reserves the right to increase the GMWB charge in the future. Please refer to the current prospectus for complete information regarding future GMWB charge increases.

Page 12 of 12 NV790 09/17 LONG-TERM SMART NVDA 790 09/17 Advisor Acknowledgments Advisor #1 Signature Date Signed (mm/dd/yyyy) First Name Middle Name Last Name Email Address Business Phone Number (include area code) Jackson of NY Advisor No. Advisor Name #2 Advisor Name #3 Jackson of NY Advisor Number Jackson of NY Advisor Number (print clearly) Extension Owner's Signature Date Signed (mm/dd/yyyy) State where signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Client Signatures State where signed Advisor Name #4 Jackson of NY Advisor Number By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs. 3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 4. I have complied with requirements for disclosures and/or replacements as necessary. If more than one Advisor is participating on this case, please provide the additional Advisor names and Jackson of NY Advisor numbers for each. It is required for Good Order that all applicable parties to the Contract sign here. Not FDIC/NCUA Insured Not Bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency